Exhibit 99.1

April 29, 2013

Telular Corporation to Be Acquired by Avista Capital Partners

-	Telular Shareholders to Receive $12.61 per Share in Cash; Transaction Valued at $253 Million, Including Net Debt

CHICAGO, IL, NEW YORK, NY—Telular Corporation (NASDAQ: WRLS) (“Telular”) and Avista Capital Partners (“Avista”) today jointly announced that they have entered into a definitive agreement providing for the acquisition of Telular for $12.61 per share net in cash and approximately $18.5 million in assumed net debt, or approximately $253 million in total consideration. The purchase price represents a 31% premium to the closing share price on April 26, 2013, the last full trading day before today’s announcement, and a 27% premium to the 60-day average share price. The proposed acquisition has fully committed financing and is currently expected to close within 50-75 days.

“This announcement represents a very positive event for our shareholders,” said Joe Beatty, chief executive officer of Telular. “We are proud of our nineteen years as a public company, during which we believe we have served our shareholders well, and the partnership with Avista will allow the Company to expand and build on its success to date. For our customers, we will continue to deliver the best remote wireless monitoring and tracking solutions available in the markets we serve,” concluded Mr. Beatty.

Brendan Scollans, Partner at Avista, said, "Telular's strong position in three rapidly growing machine-to-machine communications end markets and compelling recurring revenue business model make it a highly attractive platform for Avista.  We are looking forward to working with Telular's talented management team to drive the next phase of the Company's growth both organically and through acquisitions."

Under the terms of the definitive agreement, an entity controlled by Avista will promptly commence a tender offer to purchase any or all of the outstanding shares of Telular common stock for $12.61 net in cash. The closing of the tender offer is subject to customary terms and conditions, including the tender of at least two-thirds of Telular’s outstanding shares of common stock, the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvement Act of 1976, and the receipt of any applicable consents or approvals from the Federal Communications Commission.

The definitive agreement also provides for the parties to effect, subject to customary conditions, a “short-form” merger without a meeting of Telular’s shareholders immediately following the completion of the tender offer, which merger would result in all shares not tendered being converted into the right to receive $12.61 per share net in cash, without interest.

The Board of Directors of Telular has unanimously approved the proposed acquisition by Avista and recommends that Telular shareholders tender their shares in the forthcoming tender offer. Mr. Beatty will remain as president and CEO until the closing of the proposed acquisition.

Under the definitive agreement, Telular may solicit superior proposals from third parties through May 29, 2013. It is not anticipated that any developments will be disclosed with regard to this process unless Telular’s Board of Directors makes a decision with respect to a potential superior proposal. There are no guarantees that this process will result in any superior proposal being made or accepted by Telular’s Board of Directors.

Telular plans to release its fiscal second quarter earnings after the market closes on Thursday, May 2, 2013 and will not hold a conference call to discuss earnings given the announced sale of the company. Furthermore, under the terms of the definitive agreement, the Telular Board of Directors is prohibited from declaring any dividends prior to the closing of the proposed acquisition.

Oppenheimer & Co. Inc. is acting as exclusive financial advisor and Kelley Drye & Warren LLP and Covington & Burling LLP are acting as legal advisors to Telular. Kirkland & Ellis LLP is serving as legal advisor to Avista. SunTrust Robinson Humphrey, Inc. is acting as financial advisor to Avista and has provided the debt financing commitment for the acquisition.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the parties make the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this press release include, among others: uncertainties as to the ability to successfully complete the acquisition in accordance with its terms and in accordance with expected schedule; the possibility that competing offers will be made; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including the tender of at least two-thirds of the outstanding shares of Telular common stock or that a governmental entity may prohibit or refuse to grant any approval required for the consummation of the acquisition; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Neither Telular nor Avista undertakes to update any of these statements in light of new information or future events, except as required by law.

About Telular Corporation

Telular Corporation (NASDAQ: WRLS) provides remote monitoring and asset tracking solutions for business and residential customers, enabling security systems and industrial applications to exchange actionable information wirelessly, typically through cellular and satellite technology. With over 25 years of experience in the wireless industry, Telular Corporation has developed solutions to deliver remote access for voice and data without significant network investment. Headquartered in Chicago, Telular Corporation has additional offices in Atlanta, Washington, D.C., and Miami. For more information, please visit www.telular.com.

About Avista Capital Partners

Avista Capital Partners is a leading private equity firm with over $5 billion under management and offices in New York, Houston and London. Founded in 2005, Avista’s strategy is to make controlling or influential minority investments in growth-oriented energy, healthcare, communications & media, industrials, and consumer businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses.

About the Tender Offer

The tender offer for the outstanding common stock of Telular has not yet commenced. The foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, ACP Tower Merger Sub, Inc., a Delaware corporation, will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC), and Telular will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer to purchase shares of Telular common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, as each may be amended from time to time, will contain important information that should be read carefully by Telular’s shareholders before any decision is made with respect to the tender offer. These materials will be sent free of charge to all of Telular’s shareholders when available. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all shareholders of Telular at www.telular.com or by contacting Telular at 311 South Wacker Drive, Suite 4300, Chicago, IL 60606 or by phone at 800-835-8527. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

TELULAR SHAREHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investor Contact:

The Blueshirt Group

Brinlea Johnson or Allise Furlani

brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

(212) 331-8424 or 212-331-8433

Media Contact:

Pam Benke

Telular Corporation

pbenke@telular.com

(678) 909-4616

Media Contacts for Avista Capital Partners:

James David or Jeffrey Taufield

Kekst and Company

212-521-4800